UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 31, 2007

TetriDyn Solutions, Inc.
(Exact name of registrant as specified in its charter)

Nevada	033-19411-C	65-0008012
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1651 Alvin Ricken Drive
Pocatello, ID		83201
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(208) 232-4200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 – UNREGISTERED SALES OF EQUITY SECURITIES

On May 31, 2007, TetriDyn Solutions, Inc., granted options to purchase an aggregate of 1,360,000 shares of its common stock to its executive officers. All of the options have an exercise price of $0.10, which was more than 110% of the market price on the date of grant, and expire five years from the date of grant. TetriDyn’s chief executive officer and president, David W. Hempstead, received options to purchase 720,000 shares of the Company’s common stock, half of which vested on the date of grant and half of which will vest on December 31, 2007. Antoinette Knapp, TetriDyn’s chief technology officer, secretary, treasurer, and vice president, received options to purchase 640,000 shares of the Company’s common stock, half of which vested on the date of grant and half of which will vest on December 31, 2007. The grant of options was approved by the Board of Directors’ Executive Compensation Committee, which is composed of the Board’s two independent directors.

Also on May 31, 2007, the Company granted an aggregate of 15,000 shares of restricted common stock and options to purchase an additional 85,000 shares of common stock to eight employees for their services during the fiscal years 2006 and 2007. Of the 85,000 stock options, 42,500 stock options vested as of the date of the grant, and 42,500 stock options will vest as of December 31, 2007. The stock options have an exercise price of $0.09 per share (100% of the market price on the date of grant) and expire ten years from the date of grant.

On May 31, 2007, the Company granted an aggregate of 111,112 shares of restricted common stock in payment of annual retainers and options to purchase an aggregate of 200,000 shares of its common stock to its outside board members. TetriDyn’s outside board members, Orville J. Hendrickson and Larry J. Ybarrondo, each received 55,556 restricted shares of the Company’s common stock and options to purchase an additional 100,000 shares of the Company’s common stock, half of which vested on the date of grant and half of which will vest on December 31, 2007. All the options have an exercise price of $0.09 per share (100% of the market price on the date of grant) and expire seven years from the date of grant.

With regard to the grant of the restricted common stock and options to purchase common stock, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, as transactions not involving any public offering. In each case, the offering was conducted without any general solicitation, the offering was limited to the officers, directors and eight employees of the Company, and the acquiring persons were sophisticated relative to an investment in the Company and able to bear the economic risks of their investment. Each person acquiring the securities acknowledged in writing that the securities were being acquired for investment and that a legend to the foregoing effect could be placed on all certificates evidencing the shares issued. All certificates bear a conspicuous restrictive legend noting that a sale cannot be effected in the absence of registration or the availability of an exemption from registration under the Securities Act, and stop-transfer instructions have been lodged with the transfer agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRIDYN SOLUTIONS, INC.

Dated: June 5, 2007	By:	/s/ David W. Hempstead
David W. Hempstead, President

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